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     Susan G. Gaffney                                     Shawn T. Southard
     Investor Relations                                   Investor Relations
     610-408-7292                                         610-408-7294
     sgaffney@ikon.com                                    ssouthard@ikon.com
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         IKON OFFICE SOLUTIONS COMMENTS ON THIRD QUARTER EXPECTATIONS

     VALLEY FORGE, PENNSYLVANIA  JUNE 29, 1998 - IKON Office Solutions (NYSE:
IKN) today announced that it anticipates earnings will be significantly lower than the First Call consensus estimate of $0.34 per share for the quarter ending June 30. The company will release earnings on July 22, 1998.

     IKON Office Solutions (www.ikon.com) is one of the world's leading office technology companies providing customers with total office solutions from copier and printing systems, computer networking and digital document services, to copy center management, hardware and software product interfaces and electronic file conversion. With fiscal 1997 revenues of more than $5 billion, IKON Office Solutions has more than 1,100 locations in the U.S., Canada, Mexico, the United Kingdom, France, Germany and Denmark.

     This news release includes information that may constitute forward-looking statements made pursuant to the safe harbor provisions of the federal securities laws. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove correct. This information is subject to risk and uncertainties such as those relating to managing an aggressive program to acquire and integrate new companies; conducting activities in a competitive environment; delays, difficulties, management transitions and employment issues associated with its transformation; and general economic conditions. Therefore, actual results may differ materially from the forward-looking statements.

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